UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 28, 2026

CRESCENT PRIVATE CREDIT INCOME CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01599	88-4283363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA		90025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 235-5900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

October 2026 Distributions

On October 28, 2026, Crescent Private Credit Income Corp. (the “Fund”) declared regular distributions for its Class I common shares of common stock, par value $0.01 per share (“Class I Common Shares”), and Class S common shares of common stock, par value $0.01 per share (“Class S Common Shares”), in the amounts per share set forth below:

	Gross Distribution	Stockholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.16500	$-	$0.16500
Class S Common Shares	0.16500	0.01869	0.14631

The distributions for Class I Common Shares and Class S Common Shares are payable to stockholders of record as of the open of business on October 31, 2026 and will be paid on or about November 30, 2026. The October 2026 distributions will be paid in cash or reinvested in the Class I Common Shares or Class S Common Shares, as applicable, for stockholders participating in the Fund’s distribution reinvestment plan. The net distribution received by stockholders of the Class S Common Shares will be equal to the gross distribution in the table above, less the stockholder servicing and/or distribution fees applicable to such Class S Common Shares as of the record date. Class I Common Shares have no stockholder servicing and/or distribution fees.

Net Asset Value

The net asset value (“NAV”) per share of each outstanding class of the Fund as of September 30, 2026, as determined in accordance with the Fund’s valuation policy, is set forth below:

NAV per share as of September 30, 2026
Class I Common Shares	$26.38
Class S Common Shares	26.38

As of September 30, 2026, the Fund’s aggregate NAV was approximately $591.9 million, the fair value of its portfolio investments was approximately $967.5 million and it had principal debt outstanding of $418.2 million, resulting in a debt to equity ratio of approximately 0.71x.

Status of Offering

The Fund is currently publicly offering on a continuous basis of up to $3.0 billion in shares of the Fund’s common stock, par value $0.01 per share (the “Common Shares”), including shares of the Fund’s Class I Common Shares, Class S Common Shares, and Class D Common Shares of common stock, pursuant to a registered offering (the “Registered Offering”).

Additionally, the Fund has sold unregistered shares as part of private offerings (the “Private Placements”) that were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) or Regulation S promulgated thereunder.

The following table lists the Common Shares issued and total consideration for both the Registered Offering and the Private Placements as of the date of this filing. The table below does not include Common Shares issued through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Common Shares in the Registered Offering on a monthly basis.

(dollar amounts in millions)	Common Shares issued	Total consideration (1)
Registered Offering:
Class I	16,077,585	$431.7
Class S	6,858	$0.2
Class D	—	—
Private Placements:
Class I	6,543,033	$168.0
Class S	—	—
Class D	—	—
Total:	22,627,476	$599.9

(1) The Fund does not charge any underwriting discounts or commissions in connection with the sale of such Common Shares. Although the Fund does not charge investors an upfront sales load with respect to its Common Shares, if Common Shares are purchased through certain selling agents, such selling agents may directly charge stockholders transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 3.5% cap on NAV for Class S Common Shares and a 1.5% cap on NAV for Class D Common Shares. No transaction or other fees, including upfront placement fees or brokerage commissions are charged on Class I Common Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT PRIVATE CREDIT INCOME CORP.

October 28, 2026

	By:	/s/ Gerhard Lombard
	Name:	Gerhard Lombard
	Title:	Chief Financial Officer